DAVIDSON & COMPANY
Chartered Accountants
(A Partnership of Incorporated Professionals)

April 22, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA 20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K/A dated April 9, 2003 of Gusana Explorations Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

"DAVIDSON & COMPANY"

DAVIDSON & COMPANY
Chartered Accountants

A Member of SC INTERNATIONAL

1200-609 Granville Street, PO Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947  Fax (604) 687-6172